UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2023

POWERFLEET, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39080	83-4366463
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

123 Tice Boulevard, Woodcliff Lake, New Jersey	07677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 996-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PWFL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2023, the stockholders of PowerFleet, Inc. (the “Company”) approved and adopted an amendment (the “Plan Amendment”) to the Company’s 2018 Incentive Plan, as amended (the “2018 Plan”), at its 2023 annual meeting of stockholders (the “Annual Meeting”). A summary of the material terms of the 2018 Plan, as amended by the Plan Amendment, is included under the heading “Proposal No. 5: Approval of an Amendment to the PowerFleet, Inc. 2018 Incentive Plan” in the definitive proxy statement filed by the Company in connection with the Annual Meeting with the Securities and Exchange Commission on June 21, 2023 (the “Proxy Statement”). The summary is qualified in its entirety by reference to the full text of the 2018 Plan, as amended by the Plan Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on July 20, 2023. At the Annual Meeting, the Company’s stockholders were asked to vote upon:

1.	The election of five directors, each to serve until the Company’s 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified. The nominees for election were Michael Brodsky, Michael Casey, Charles Frumberg, Elchanan (Nani) Maoz and Steve Towe;

2.	The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023;

3.	An advisory (non-binding) vote to approve the Company’s executive compensation;

4.	An advisory (non-binding) vote on the frequency of future stockholder advisory votes to approve the Company’s executive compensation; and

5.	The approval of the Plan Amendment.

The results of the matters voted on at the Annual Meeting, based on the presence in person or by proxy of holders of record of 30,713,019 of the 36,104,150 shares of the Company’s common stock entitled to vote, were as follows:

1.	The election of each of Messrs. Brodsky, Casey, Frumberg, Maoz and Towe as directors of the Company to serve until the 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified was approved as follows:

	For	Withheld	Broker Non-Votes
Michael Brodsky	19,749,732	7,378,475	3,584,812
Michael Casey	21,986,050	5,142,157	3,584,812
Charles Frumberg	22,437,422	4,690,785	3,584,813
Nani Maoz	26,929,701	198,506	3,584,812
Steve Towe	26,866,489	261,719	3,584,812

2.	The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
30,471,552	44,993	196,473	—

3.	The stockholders approved an advisory resolution on executive compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
19,504,446	6,433,815	1,189,945	3,584,814

4.	The stockholders approved an advisory resolution on the frequency of future stockholder advisory votes on executive compensation. The voting results were as follows:

1 Year	2 Years	3 Years	Abstain
26,548,662	12,074	472,809	3,584,813

5.	The stockholders approved the Plan Amendment. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
22,402,543	4,517,596	208,067	3,584,814

Also on July 20, 2023, the holders of all of the outstanding shares of the Company’s Series A Convertible Preferred Stock, voting as a separate class, elected Anders Bjork and Medhini Srinivasan to the Company’s board of directors.

Based on the approval of the stockholders, the Company’s board of directors has determined that it will hold an advisory vote to approve the compensation of its executive officers every year until the next required vote on the frequency of such an advisory vote.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	PowerFleet, Inc. 2018 Incentive Plan, as amended.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERFLEET, INC.

	By:	/s/ David Wilson
	Name:	David Wilson
	Title:	Chief Financial Officer

Date: July 26, 2023